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                   U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) October 30, 2000
(October 27, 2000)


                          GREIF BROS. CORPORATION
         (Exact name of registrant as specified in its charter)


         Delaware                1-566           31-4388903
(State or other jurisdiction  (Commission     (I.R.S. Employer
    of incorporation)         File Number)   Identification No.)


        425 Winter Road, Delaware, Ohio            43015
    (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code  740-549-6000


                              Not Applicable
     (Former name or former address, if changed since last report)


                             Page 1 of 9 Pages
                        Index to Exhibits at Page 4
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Item 5.   Other Events

On October 27, 2000, Greif Bros. Corporation, a Delaware corporation, (the "Company") signed a definitive agreement to purchase all of the outstanding shares of the Industrial Packaging Division of Royal Packaging Industries Van Leer N.V., a Netherlands limited liability company, ("Van Leer Industrial") from Huhtamaki Van Leer Oyj, a Finish corporation, ("Huhtamaki") for $620 million, which includes the assumption of Van Leer Industrial's debt and other obligations as of the closing date. Van Leer Industrial is a leading worldwide provider of industrial packaging and components, including steel, fibre and plastic drums, as well as intermediate bulk containers and closure systems with operations in over 40 countries. Van Leer Industrial reported EUR 921 million in net sales for its fiscal year ended December 31, 1999.

The transaction will be accounted for as a purchase and is expected to be completed by December 31, 2000, subject to regulatory and other approvals and the 30-day right of first refusal by the Van Leer Group Foundation as provided for in the original transaction between Royal Packaging Industries Van Leer N.V. and Huhtamaki Oyj.

The transaction is more fully described in a press release issued by the Company dated October 30, 2000, which is included herewith as Exhibit 99.

Item 7.   Financial Statements and Exhibits

(c) Exhibits:

    Exhibit Number                           Description

         99                                  Press Release dated
                                             October 30, 2000 issued
                                             by the Company.


                              Page 2 of 9 Pages

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE: October 30, 2000                    Greif Bros. Corporation


                                          BY /s/ Joseph W. Reed
                                             Joseph W. Reed, Chief
                                             Financial Officer and
                                             Secretary


                             Page 3 of 9 Pages

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                             INDEX TO EXHIBITS

 Exhibit Number                 Description                  Pages

      99                     Press Release dated             5 - 9
                             October 30, 2000 issued
                             by the Company.


                              Page 4 of 9 Pages